Exhibit 10.12
                                    FORM OF
                               EXECUTIVE AGREEMENT


      Agreement between Arch Chemicals, Inc., a Virginia corporation ("Arch Chemicals"), and (First Name) (Last Name) (the "Executive"), dated as of (Month Year).


      Arch Chemicals and the Executive agree as follows:

      1.    Definitions.

            As    used in this Agreement:

            (a) "Cause" means the willful and continued failure of the Executive to substantially perform his or her duties; the willful engaging by the Executive in gross misconduct significantly and demonstrably financially injurious to Arch Chemicals; or willful misconduct by the Executive in the course of his or her employment which is a felony or fraud. No act or failure to act on the part of the Executive will be considered "willful" unless done or omitted not in good faith and without reasonable belief that the action or omission was in the interests of Arch Chemicals or not opposed to the interests of Arch Chemicals.

            (b)   "Change in Control" means:

                  (i) Arch Chemicals ceases to be, directly or indirectly, owned of record by at least 1,000 stockholders;

                  (ii) A person, partnership, joint venture, corporation or other entity, or two or more of any of the foregoing acting as a "person" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act"), other than Arch Chemicals, a majority-owned subsidiary of Arch Chemicals or an employee benefit plan (or the plan's related trust) of Arch Chemicals or such subsidiary, become(s) the "beneficial owner" (as defined in Rule 13d-3 under such Act) of 20% or more of the then outstanding voting stock of Arch Chemicals;

                  (iii) During any period of two consecutive years, individuals who at the beginning of such period constitute Arch Chemicals' Board of Directors (together with any new Director whose election by Arch Chemicals' Board of Directors or whose nomination for election by Arch Chemicals' stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors then in office;
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                  (iv)  All or substantially all of the business of Arch
Chemicals is disposed of pursuant to a merger, consolidation or other transaction in which Arch Chemicals is not the surviving corporation or Arch Chemicals combines with another company and is the surviving corporation (unless the shareholders of Arch Chemicals immediately following such merger, consolidation, combination, or other transaction beneficially own, directly or indirectly, more than 50% of the aggregate voting stock or other ownership interests of (x) the entity or entities, if any, that succeed to the business of Arch Chemicals or (y) the combined company) or

                  (v) Approval by Arch Chemicals' shareholders of (i) a sale of all or substantially all the assets of Arch Chemicals or (ii) a liquidation or dissolution of Arch Chemicals.

            (c) "Disability" means that the Executive has suffered an incapacity due to physical or mental illness which meets the criteria for disability established at the time under Arch Chemicals' short-term disability plan.

            (d)   "Executive Severance" means:

                  (i) twelve months of the Executive's then current monthly salary (without taking into account any reductions which may have occurred at or after the date of a Change in Control); plus

                  (ii) an amount equal to the greater of (A) the Executive's average annual award actually paid under Arch Chemicals' short-term annual cash incentive compensation plans or programs ("ICP") (including zero if nothing was paid or deferred but including any portion thereof the Executive has elected to defer) for the three completed fiscal years immediately preceding the date of Termination (or if the Executive has not participated in ICP for such three completed fiscal years, the average of any such awards for the shorter period of years in which the Executive was a participant) and (B) the Executive's then current ICP standard annual award.

            (e)   "Potential Change in Control" means:

                  (i) Arch Chemicals has entered into an agreement the consummation of which would result in a Change in Control;

                  (ii) any person (including Arch Chemicals) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control;

                  (iii) Arch Chemicals learns that any person (other than an employee benefit plan of Arch Chemicals or a subsidiary of Arch Chemicals (or the plan's related trust)) has become the beneficial owner directly or indirectly of securities of Arch Chemicals representing 9.5% or more of the combined voting power of Arch Chemicals' then outstanding securities ordinarily entitled to vote in elections of directors; or


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


                  (iv) the Board of Directors of Arch Chemicals adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control of Arch Chemicals has occurred;

provided, if an event specified in clause (iii) above has occurred by or on the date hereof, such event shall not be deemed a Potential Change in Control unless such person acquires another 1% of such securities subsequent to the date hereof.

      (f)   "Termination" means:

            (i) The Executive is discharged by Arch Chemicals other than for Cause;

            (ii) The Executive terminates his or her employment in the event that:

                  (1) Arch Chemicals requires the Executive to relocate the Executive's then office to an area which is not within reasonable commuting distance, on a daily basis, from the Executive's then residence, except that prior to a Change in Control a requirement to relocate the Executive's office to Arch Chemicals' corporate headquarters is not a basis for Termination;

                  (2) Arch Chemicals reduces the Executive's base salary or fails to increase the Executive's base salary on a basis consistent (as to frequency and amount) with Arch Chemicals' exempt salary system as then in effect or, in the event of a Change in Control, as in effect immediately prior to the Change in Control;

                  (3) Arch Chemicals fails to continue the Executive's participation in its benefit plans (including incentive compensation and stock options) on substantially the same basis, both in terms of the amount of the benefits provided (other than due to Arch Chemicals' or a relevant operation's financial or stock price performance provided such performance is a relevant criterion under such plan) and the level of the Executive's participation relative to other participants as exists on the date hereof; provided that, with respect to annual and long term incentive compensation plans, the basis with which the amount of benefits and level of participation of the Executive shall be compared shall be the average benefit awarded to the Executive under the relevant plan during the three completed fiscal years immediately preceding the date of Termination;

                  (4) The Executive suffers a Disability which prevents the Executive from performing the Executive's duties with Arch Chemicals for a period of at least 180 consecutive days;

                  (5) Following a Change in Control, Arch Chemicals fails to substantially maintain its benefit plans as in effect at the time of the Change in Control,


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


unless reasonably equivalent arrangements (embodied in an on-going substitute or alternative plan) have been made with respect to such plans; or

                  (6) Following a Change in Control, the Executive's duties, position or reporting responsibilities are diminished.

      For purposes solely of clarification, it is understood that (i) if, in connection with the spinoff of an Arch Chemicals business or Arch Chemicals' assets as a separate public company to Arch Chemicals' shareholders, the Executive accepts employment with, and becomes employed at, the spunoff company or its affiliates, the termination of the Executive's employment with Arch Chemicals shall not be considered a "Termination" for purposes of this Agreement, provided that a Change in Control shall not have occurred prior to the termination of the Executive's employment with Arch Chemicals and (ii) except as provided in paragraph 5(f), in connection with the sale of an Arch Chemicals business to a third party or the transfer or sale of an Arch Chemicals business or Arch Chemicals' assets to a joint venture to be owned directly or indirectly by Arch Chemicals with one or more third parties, if the Executive accepts employment with, and becomes employed by, such buyer or its affiliates or such joint venture or its affiliates in connection with such transaction, such cessation of employment with Arch Chemicals shall not be considered a "Termination" for purposes of this Agreement.

      2. Previous Change in Control Agreement. This Agreement supersedes and replaces all previous agreements and understandings (whether oral or written), including but not limited to, the Executive Agreement dated as of (Date_of_Agreement) between Arch Chemicals and the Executive. The Executive hereby releases and forever discharges Arch Chemicals and its affiliates from any and all obligations or claims the Executive may have with respect to such prior Executive Agreement and waives any obligations or rights Executive may have accrued under such prior Executive Agreement, including obligations which may arise under any circumstances, occurring prior to the date hereof.(1)

      3.    Term/Executive's Duties.

            (a) This Agreement expires at the close of business on July 30, 2004, unless prior to that date there is a Potential Change in Control or a Change in Control, in which case this Agreement will expire on the later of (i) the close of business on July 30, 2004, (ii) three years following the date of the Potential Change in Control or (iii) three years following the date of the Change in Control; provided that the expiration of this Agreement will not affect any of the Executive's rights resulting from a Termination prior to such expiration. In the event of the Executive's death while employed by Arch Chemicals, this Agreement shall terminate and be of no further force or effect on the date of his or her death; provided that the Executive's death will not affect any of the Executive's rights resulting from a Termination prior to death.

----------

(1) If the Executive did not previously have a Tier I Agreement, substitute the following language for this paragraph: "This paragraph intentionally left blank."



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


            (b) During the period of the Executive's employment by Arch Chemicals, the Executive shall devote his or her full time efforts during normal business hours to Arch Chemicals' business and affairs, except during reasonable vacation periods and periods of illness or incapacity. Nothing in this Agreement will preclude the Executive from devoting reasonable periods required for service as a director or a member of any organization involving no conflict of interest with Arch Chemicals' interest; provided that no additional position as director or member shall be accepted by the Executive during the period of his or her employment with Arch Chemicals without its prior consent.

            (c) The Executive agrees that in the event of any Potential Change in Control of Arch Chemicals occurring from time to time after the date hereof, the Executive will remain in the employ of Arch Chemicals until the earlier of
(i) the end of the six month period following the occurrence of such Potential Change in Control and (ii) a Change in Control.

      4.    Executive Severance Payment.

            (a) In the event of a Termination occurring before the expiration of this Agreement, Arch Chemicals will pay the Executive a lump sum in an amount equal to the Executive Severance. The payment will be made within 30 days of the Termination or if a Change in Control has occurred, within 10 days of the Termination.

            (b) In the event of a Termination after a Change in Control has occurred, in addition to the Executive Severance paid under paragraph 4(a) above, Arch Chemicals will pay a Change in Control severance premium to the Executive in an amount equal to the sum of: (i) two times the Executive Severance plus (ii) three times the higher of (x) Executive's annual long term incentive target as last determined by the Arch Chemicals' Board of Directors (or committee thereof) prior to the Change in Control and (y) the Executive's annual long term incentive target as in effect immediately prior to the Termination. The Change in Control severance premium, if it becomes due, will be made within 10 days of the Termination.

            (c) The amount due under paragraph 4(a) and 4(b), if any, will be reduced to the extent that, if such amount in the aggregate were paid in equal monthly installments over a 12-month period (or in the event both paragraph 4(a) and 4(b) are applicable, a 36-month period), no installment would be paid after the Executive's sixty-fifth birthday.

            (d) The Executive will not be required to mitigate the amount of any payment provided for in paragraph 4(a) or 4(b) by seeking other employment or otherwise, nor shall any compensation received by the Executive from a third party reduce such payment except as explicitly provided in this Agreement. Except as may otherwise be expressly provided herein, nothing in this Agreement will be deemed to reduce or limit the rights which the Executive may have under any employee benefit plan, policy or arrangement of Arch Chemicals. Except as expressly provided in this Agreement, payments made under


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


paragraphs 4 or 5(e) shall not be affected by any set-off, counterclaim, recoupment, defense or other claim which Arch Chemicals may have against the Executive.

            (e) If the Executive receives the Executive Severance, the Executive will not be entitled to receive any other severance otherwise payable to the Executive under any other severance plan of Arch Chemicals. If on the Termination date the Executive is eligible and is receiving payments under any then existing Arch Chemicals disability plan, then the Executive agrees that all such payments may, and will be, suspended and offset for 12 months (or in the event paragraph 4(b) is also applicable, 36 months) (subject to applicable law) following the Termination date. If after such period the Executive remains eligible to receive disability payments, then such payments shall resume in the amounts and in accordance with the provisions of the applicable Arch Chemicals disability plan.

            (f) In the event the Executive, in connection with the sale of an Arch Chemicals business to a third party or the transfer of an Arch Chemicals business or Arch Chemicals assets to a joint venture which would be owned directly or indirectly by Arch Chemicals with one or more third parties, ceases to be employed by Arch Chemicals and with Arch Chemicals' consent becomes employed by the buyer or its affiliates or the joint venture or its affiliates, the Executive shall be entitled to the benefits provided under paragraph 4(a) (using Arch Chemicals figures at the time of new employment) (subject to paragraphs 4(c), 4(d) and 4(e)) and the first sentence of paragraph 5(a) (subject to paragraph 5(c)), and paragraph 5(d), if the Executive has a Termination as defined in paragraph 1(f) with his or her new employer (with the new employer being substituted for Arch Chemicals in such paragraph 1(f) and without giving any effect to the Change in Control references contained therein following such new employment) within 12 months of becoming employed by such new employer. Any cash compensation amounts paid under this paragraph 4(f) shall be reduced by any severance, job transition or employment termination payments such Executive receives in cash from his or her new employer in connection with the Termination. In connection with this paragraph 5(f), in no event shall the Change in Control provisions of this Agreement be applicable once Executive ceases to be employed by Arch Chemicals.

            (g) If the Termination occurs prior to a Change in Control, no Executive Severance and, except for payments and benefits that the Employee is legally entitled to by employment or labor law in the absence of this Agreement, no other benefits and payments pursuant to paragraph 5 below, will be paid or credited to the Executive unless and until the Executive shall have executed and delivered to Arch Chemicals a release substantially in the form of Exhibit A hereto and the seven day period referred to in Exhibit A shall have elapsed without revocation. Whether the release is "substantially" in such form shall be determined by Arch Chemicals in its sole discretion. If the Termination occurs at or following a Change in Control, no such release shall be required.

      5.    Other Benefits.

            (a) If the Executive becomes entitled to payment under paragraph 4(a), the Executive will receive 12 months service credit under all Arch Chemicals Pension Plans for which the Executive was eligible at the time of the Termination (i.e., under Arch Chemicals'


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


qualified Pension Plans to the extent permitted under then applicable law, otherwise such credit will be reflected in a supplementary pension payment from Arch Chemicals to be due at the times and in the manner payments are due the Executive under such qualified pension plans), and for 12 months from the date of the Termination the Executive (including covered dependents) will continue to enjoy coverage on the same basis as a similarly situated active employee under all Arch Chemicals medical, dental, and life insurance plans to the extent the Executive was enjoying such coverage immediately prior to the Termination. The Executive's entitlement to insurance coverage under the Consolidated Omnibus Budget Reconciliation Act would commence at the end of the period during which insurance coverage is provided under this Agreement without offset for coverage provided hereunder. The Executive shall accrue no vacation during the 12 months following the date of Termination but shall be entitled to payment for accrued and unused vacation for the calendar year in which the Termination occurs. If no Change in Control has occurred at or prior to Termination, the Executive shall not be entitled to an ICP award for the calendar year in which Termination occurs. Even if a Change in Control occurs at or prior to Termination, the Executive shall not be entitled to an ICP award for the calendar year of Termination if Termination occurs during the first calendar quarter of such year. However, if a Change in Control occurs and at the same time or thereafter if Termination occurs during or after the second calendar quarter of a year (and even if the Executive receives the Executive Severance (including the amount referred to in paragraph 1(d)(ii)), the Executive shall be entitled to a prorated ICP award for such calendar year of Termination which shall be determined by multiplying the higher of (i) his or her then current ICP standard and (ii) his or her ICP standard in effect prior to the Change in Control, by a fraction the numerator of which is the number of weeks in such calendar year prior to the Termination and the denominator of which is 52. The Executive shall accrue no ICP award following the date of Termination. The accrued vacation pay and ICP award, if any, shall be paid in a lump sum when the Executive Severance is paid.

            (b) If the Executive becomes entitled to payment under paragraph 4(b), the pension credit and insurance coverage provided for in paragraph 5(a) will be for an additional 24-month period beyond the period provided in paragraph 5(a).

            (c) Notwithstanding the foregoing paragraphs 5(a) and 5(b), no such service credit or insurance coverage will be afforded by this Agreement with respect to any period after the Executive's sixty-fifth birthday.

            (d) In the event of a Termination, the Executive will be entitled at Arch Chemicals' expense to outplacement counseling and associated services in accordance with Arch Chemicals' customary practice at the time (or, if a Change in Control shall have occurred, in accordance with such practice immediately prior thereto) with respect to its senior executives who have been terminated other than for Cause. It is understood that the counseling and services contemplated by this paragraph 5(d) are intended to facilitate the obtaining by the Executive of other employment following a Termination, and payments or benefits by Arch Chemicals in lieu thereof will not be available to the Executive.


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


            (e) Notwithstanding the provisions of Section 4.6 of the Arch Senior Executive Pension Plan (the "Senior Plan"), if the Executive is in active employment with Arch Chemicals at the date of a Change in Control but has not attained age 55 at such date, the Executive shall (if then a Participant in the Senior Plan) nevertheless automatically be paid the lump-sum amount called for by such Section 4.6, except that such lump-sum amount will be calculated first, by calculating the sum equal to the annual benefit which would otherwise be payable to the Executive at age 65 under all Arch Chemicals pension plans assuming the Executive had terminated his or her employment with Arch Chemicals on the date of the Change in Control, second, by multiplying such sum by 72%, which is the current percentage applicable in the calculation of benefits paid to employees retiring from active service with Arch Chemicals at age 55 under the early retirement provisions of the Arch Chemicals Employees Pension Plan, third, by determining the then lump-sum actuarial value of the product resulting from the second step, and fourth, by deducting from such lump-sum actuarial value the then lump-sum actuarial value of the Executive's accrued annual benefits under all other Arch Chemicals pension plans. The actuarial value shall be determined as the amount needed to purchase a fixed annuity through Metropolitan Life Insurance Company ("Metropolitan") or its successor immediately prior to the Change in Control. In the event such annuity is not available through Metropolitan, then Prudential Insurance Company or an insurance company with comparable rating by A.M. Best & Company shall be substituted for Metropolitan. The lump-sum payment made under the Senior Plan as calculated under this paragraph 5(e) will be used to reduce any other payments under the Senior Plan which may become due to the Executive thereafter. The purpose of this paragraph 5(e) is to ensure that an Executive who is less than age 55 at the time of the Change in Control receives a lump-sum payment which when combined with the value of the Executive's pension benefits from all other Arch Chemicals pension plans preserves the 72% age 55, subsidized early retirement factor, rather than the actuarial reduction. Such lump-sum payment shall be discounted by the same interest rate used by the insurance company to determine the actuarial value to provide for the deferral of the benefit until the Executive reaches age 55.

            (f) If the Executive becomes entitled to the payment under paragraph 4(b), at the end of the period for insurance coverage provided in accordance with paragraph 5(b), the Executive shall be entitled to continue in Arch Chemicals' medical and dental coverage (including dependent coverage) on terms and conditions no less favorable to the Executive as in effect prior to the Change in Control for the Executive until the Executive reaches age 65; provided that if the Executive obtains other employment which offers medical or dental coverage to the Executive and his or her dependents, the Executive shall enroll in such medical or dental coverage, as the case may be, and the corresponding coverage provided to the Executive hereunder shall be secondary coverage to the coverage provided by the Executive's new employer so long as such employer provides the Executive with such coverage.

            (g) If there is a Change in Control, Arch Chemicals shall not reduce or diminish the insurance coverage or benefits which are provided to the Executive under paragraph 5(a), 5(b) or 5(f) during the period the Executive is entitled to such coverage; provided the Executive makes the premium payments required by active employees generally for such coverage, if any, under the terms and conditions of coverage applicable to the


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Executive. Following a Change in Control, incentive compensation plans in which the Executive participates shall contain reasonable financial performance measures and shall be consistent with practice prior to the Change in Control.

      6.    Participation in Change in Control/Section 4999 of Internal Revenue
Code.

            (a) In the event that the Executive participates or agrees to participate by loan or equity investment (other than through ownership of less than 1% of publicly traded securities of another company) in a transaction ("acquisition") which would result in an event described in paragraph 1(b)(i) or
(ii), the Executive must promptly disclose such participation or agreement to Arch Chemicals. If the Executive so participates or agrees to participate, no payments due under this Agreement or by virtue of any Change in Control provisions contained in any compensation or benefit plan of Arch Chemicals will be paid to the Executive until the acquiring group in which the Executive participates or agrees to participate has completed the acquisition. In the event the Executive so participates or agrees to participate and fails to disclose his or her participation or agreement, the Executive will not be entitled to any payments under this Agreement or by virtue of Change in Control provisions in any Arch Chemicals compensation or benefit plan, notwithstanding any of the terms hereof or thereof.

            (b) Anything in this Agreement to the contrary notwithstanding, in the event that it shall be determined that any payment or distribution by Arch Chemicals to or for the benefit of the Executive (whether paid or payable or distributed or distributable) pursuant to the terms of this Agreement or otherwise (collectively, the "Payments") but determined without regard to any additional payments required under this paragraph 6(b), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, the Executive shall be entitled to receive an additional payment (the "Gross-Up Payment") in an amount equal to (i) the amount of the excise tax imposed on the Executive in respect of the Payments (the "Excise Tax") plus (ii) all federal, state and local income, employment and excise taxes (including any interest or penalties imposed with respect to such taxes) imposed on the Executive in respect of the Gross-Up Payment, such that after payments of all such taxes (including any applicable interest or penalties) on the Gross-Up Payment, the Executive retains a portion of the Gross-Up Payment equal to the Excise Tax.

      7.    Successors; Binding Agreement.

            (a) Arch Chemicals will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Arch Chemicals, by agreement, in form and substance satisfactory to the Executive, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that Arch Chemicals would be required to perform if no such succession had taken place. Failure of Arch Chemicals to obtain such assumption and agreement prior to the effectiveness of any such succession will be a breach of this Agreement and entitle the Executive to compensation from Arch Chemicals in the same amount and on the same terms as the Executive would be entitled to hereunder had a Termination occurred on the succession date. As used in this Agreement, "Arch Chemicals" means Arch Chemicals as


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defined in the preamble to this Agreement and any successor to its business or assets which executes and delivers the agreement provided for in this paragraph 7 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law or otherwise.

            (b) This Agreement shall be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

      8. Notices. For the purpose of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to the Executive:      (Name)
                                   (Address1)
                                   (Address2)

         If to the Company:        Arch Chemicals, Inc.
                                   501 Merritt 7
                                   P.O. Box 5204
                                   Norwalk, CT  06856-5204
                                   Attention:  Corporate Secretary

or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

      9. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Connecticut (without giving effect to its conflicts of law).

      10. Miscellaneous. No provisions of this Agreement may be modified, waived or discharged unless such modification, waiver or discharge is agreed to in writing signed by the Executive and Arch Chemicals. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. This Agreement, including its exhibits, constitutes the complete understanding between the parties with respect to the subject matter hereof except as otherwise provided in this paragraph 10 or paragraph 16(e). This Agreement shall remain a valid and enforceable contract between the parties notwithstanding any voluntary, for Cause or other employment termination. The Executive acknowledges that the Employment Agreement relating to


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Inventions, Patents and Confidential Information which the Executive signed and is attached as Exhibit B shall continue to remain in effect in accordance with its terms.

      11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same Agreement.

      12. Withholding of Taxes. Arch Chemicals may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

      13. Non-assignability. This Agreement is personal in nature and neither of the parties hereto shall, without the written consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except as provided in paragraph 7 above. Without limiting the foregoing, the Executive's right to receive payments hereunder shall not be assignable or transferable, whether by pledge, creation of a security interest or otherwise, other than a transfer by his or her will or by the laws of descent or distribution, and, in the event of any attempted assignment or transfer by the Executive contrary to this paragraph, Arch Chemicals shall have no liability to pay any amount so attempted to be assigned or transferred.

      14. No Employment Right. This Agreement shall not be deemed to confer on the Executive a right to continued employment with Arch Chemicals or any of its subsidiaries.

      15.   Disputes/Arbitration.

            (a) Except with respect to enforcement by Arch Chemicals of Paragraph 16 or other legal action by Arch Chemicals for breach by the Executive of paragraph 16, any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration at Arch Chemicals' corporate headquarters in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

            (b) Arch Chemicals shall pay all reasonable legal fees and expenses, as they become due, which the Executive may incur to enforce this Agreement through arbitration or otherwise unless the arbitrator determines that Executive had no reasonable basis for his or her claim. Should Arch Chemicals dispute the entitlement of the Executive to such fees and expenses, the burden of proof shall be on Arch Chemicals to establish that the Executive had no reasonable basis for his or her claim.

      16.   Nonsolicitation.

            (a) Executive agrees that while employed by Arch Chemicals and for one year immediately following the cessation of Executive's employment with Arch Chemicals for any reason (whether voluntary or otherwise), Executive shall:


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                  (i)   not, in any way, directly or indirectly, on Executive's
own behalf or on behalf of or in conjunction with any person, company, business, partnership, enterprise or organization solicit, entice, hire, employ or endeavor to employ any of the employees of Arch Chemicals (but excluding former employees who are not so solicited, enticed or hired prior to such former employee's employment termination); and

                  (ii) not, directly or indirectly, contact or solicit (or advise or consult for any person, organization, partnership, business, company or enterprise with respect to soliciting or contacting) any person or entity who was a customer of Arch Chemicals at any time in the twenty-four (24) month period prior to the Executive's cessation of employment or any potential customer of Arch Chemicals who was specifically targeted for solicitation by Arch Chemicals at any time during such 24-month period (such customer and potential customer being an "Arch Customer"), for the purpose of diverting such customer from Arch Chemicals with respect to, or for the purpose of recommending, selling or providing any product or service similar to or competing with, any product or service that (A) is offered by Arch Chemicals at time of employment termination and (B) the Executive was engaged in managing, marketing, selling or manufacturing at any time during his or her employment with Arch Chemicals or Olin Corporation (together with subsidiaries of Olin Corporation, being collectively "Olin"); provided further that this clause (ii) shall also apply to (x) those Arch Customers with whom the Executive met or contacted at any time prior to employment termination for the express purpose of establishing, soliciting or maintaining a customer relationship with Arch Chemicals or Olin and (y) any product or service that is offered by Arch Chemicals at the time of employment termination and that was or was to be the basis of such customer relationship.

            (b) The parties have carefully read this Agreement and have given and do now give careful consideration to the restraints imposed upon Executive by this Agreement and are in full accord as to their necessity for the reasonable and proper protection of Arch Chemicals' businesses. Executive acknowledges and agrees that (i) each and every restraint imposed by this Agreement is reasonable with respect to subject matter, duration and geographic area and (ii) that his or her services to Arch Chemicals are unique and special and that the Executive has knowledge of Arch Chemicals' trade secrets, customer base and other confidential information of Arch Chemicals and the Executive hereby agrees he or she will not assert anything to the contrary in any court, hearing, arbitration, mediation or other legal forum. Executive further acknowledges and agrees that the restrictions contained in this Agreement will not prevent Executive from earning a living within his or her trade or specialty. The restraints imposed by this Agreement shall continue for their full periods and throughout the geographic areas set forth in this Agreement except as provided in paragraph 17 below.

            (c) If the Executive shall violate or attempt to violate any of the provisions of this paragraph 16, then Arch Chemicals shall be entitled, as of right, to an injunction and/or other equitable relief against Executive, restraining Executive from violating or attempting to violate any of these provisions. The parties further agree that this provision does not limit any other remedies that may be available to Arch Chemicals for breach of this paragraph 16 by Executive.


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


            (d) The Executive acknowledges that, because of the competitive nature of Arch Chemicals' businesses and Arch Chemicals' repeat transactions with many customers, the development and enhancement of customer relationships, contacts and goodwill are critical factors in ensuring Arch Chemicals' survival and success and that such customer relationships, contacts and goodwill constitute valuable assets belonging to Arch Chemicals, whether or not such assets are produced by the Executive's own efforts. Executive further acknowledges that directly or indirectly soliciting Arch Chemicals' customers for a competitor of Arch Chemicals would inevitably result in disclosure of trade secrets and confidential information belonging to Arch Chemicals, thus irreparably harming Arch Chemicals.

            (e) The provisions contained in this Paragraph 16 are in addition to, and supplement, any other nonsolicitation or noncompete agreements to which the Executive may be a party involving Arch Chemicals and do not supersede, amend or limit any such prior agreements. The Executive acknowledges and agrees that any prior noncompetition agreement between the Executive and Olin has been assigned to Arch Chemicals and is effective as if originally entered into with Arch Chemicals instead of Olin.

            (f) For purposes of this paragraph 16, "Arch Chemicals" means Arch Chemicals including its subsidiaries.

      17. Severability. The parties have entered into this Agreement in the belief that its provisions are valid, reasonable, and enforceable. However, if any one or more of the provisions contained in this Agreement shall be held to be unenforceable for any reason, such unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such unenforceable provision had never been contained herein. However, if any one or more of the provisions contained in paragraph 16 hereof shall for any reason be held to be excessively broad as to time, duration, geographic scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with applicable law.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above set forth.

                                                     ARCH CHEMICALS, INC.



                                                     By:
                                                        ------------------------


-------------------------
(Executive)


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


                                    Exhibit A

                                 Form of Release


1. In return for the payments and benefits provided by Arch Chemicals, Inc. (the "Company") under the Executive Agreement, dated ________, 1999 (the "Executive Agreement") between the undersigned and the Company, the undersigned agrees not to bring or to participate in any legal proceedings against the Company, its subsidiaries or successors or the officers, agents, representatives or executives of the Company or its subsidiaries or their respective successors (collectively "Releasees") which the undersigned may have or claim to have as a result of the undersigned's employment which arise out of or relate to acts or conduct or omissions which occurred prior to the execution of this release. For purposes of the preceding sentence, "participation" does not include participating in legal proceedings under compulsion of legal process.

2. The undersigned releases and forever discharges each of the Releasees from any and all claims or causes of action of any kind, known or unknown, including claims of discrimination based on age under the federal Age Discrimination in Employment Act, as amended, or under any related state, federal or local law, ordinance or regulation; or claims or causes of action under Title VII of the Civil Rights Act, as amended, or under any related federal, state or local law, ordinance or regulation; or discrimination claims or causes of action under the American with Disabilities Act or under any related federal, state or local law, ordinance or regulation; any claims under the Family and Medical Leave Act or any related state or local law, ordinance or regulation, or based upon any other factor prohibited by federal, state or local law, ordinance or regulation; any claims for wages, incentive pay, bonuses or other compensation or for benefits of any kind (exclusive of accrued but unpaid wages and vacation pay as of the date of employment termination, any compensation deferred under the Employee Deferral Plan, qualified and non-qualified pension and savings plan benefits and any rights with respect to outstanding and exercisable stock options, vested performance share units or similar outstanding and vested stock-based awards granted under the Company's incentive stock plan (which stock-based awards are the subject of other arrangements and plan provisions), any payments or benefits to which the undersigned is entitled under the Executive Agreement) or claims under the Employee Retirement Income Security Act; any claims for attorney's fees, costs or expenses; and any other statutory or common law claims, including but not limited to any claims for wrongful discharge, for negligent and/or intentional infliction of "emotional distress" or any other tort claim, any claim for breach of any implied or express contract, libel, slander, promissory or equitable estoppel, breach of an implied covenant of good faith and fair dealing, fraud or misrepresentation. In addition, the undersigned further agrees that except as may be required by court order or subpoena or federal law or regulations, the undersigned will not in any way, directly or indirectly, assist any individual or entity in bringing or prosecuting any lawsuit against the Releasees.

3. The undersigned acknowledges that the consideration the undersigned has received from the Company under the Executive Agreement fully satisfies any and all claims he or she


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


may now have or previously had with respect to his or her employment with or separation from the Company and any of its subsidiaries, including, without limitation, Job Transition Benefits.

4. It is understood, however, that the undersigned's agreement not to bring a cause of action against the Company does not include any action alleging a breach of the Executive Agreement by the Company and that nothing herein shall prevent the undersigned from bringing a claim for indemnification as a Company officer under Article IV of the Company's Amended and Restated Articles of Incorporation at any time as provided therein and in accordance therewith.

5. The undersigned understands that the Employment Agreement Relating to Inventions, Patents and Confidential Information with the Company, which the undersigned signed and is attached hereto as Attachment A, shall continue to remain in effect according to its terms.

6. Moreover, the undersigned agrees that should he or she breach this release in any manner, including but not limited to by bringing or participating in a legal proceeding or legal cause of action against the Releasees, contrary to the terms hereof, the undersigned will return to the Company any and all payments which the undersigned received under the Executive Agreement, with the exception of any benefits to which the undersigned was legally entitled by law, in the absence of the Executive Agreement.

7. The undersigned understands that the Company does not acknowledge or admit that it has violated any of the undersigned's rights under any federal, state or local law or ordinance or that it has violated any contractual or other legal obligations. Nothing in this release, nor the fact that the Company has entered this release, shall be construed as an admission of liability or wrongdoing by the Company, which liability or wrongdoing is expressly denied.

8. The undersigned is hereby advised to consult with an attorney of his or her choice and the undersigned agrees that he or she has been afforded a period of at least twenty-one (21) days to consider the terms of this release with such attorney or with anyone else whom the Employee chooses to consult, that the undersigned understands he or she has seven (7) days from the date of signing this release in which to revoke it and that this release shall not become effective or enforceable until this revocation period has expired.

9. Finally, the undersigned acknowledges that he or she is fully competent to enter this release that he or she has carefully read and fully understands all of the provisions of this release and the Executive Agreement and that he or she has knowingly and voluntarily executed this release and the Executive Agreement without any pressure or duress in exchange for full and sufficient consideration for which he or she otherwise would not normally be entitled.


Dated:
      -----------------------------         ------------------------------------
                                            Name:


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